The Amended and Restated Declaration of Trust dated as of June 21, 2017 is incorporated by reference to exhibit (a) of Post-Effective Amendment No. 86 to the Registrants Registration Statement as filed on Form Type 485APOS with the Securities and Exchange Commission on July 19, 2017 (Accession No. 0000940394-17-001476).

The Second Amended and Restated By-Laws adopted June 21, 2017 is incorporated by reference to exhibit (b) of Post-Effective Amendment No. 86 to the Registrants Registration Statement as filed on Form Type 485APOS with the Securities and Exchange Commission on July 19, 2017 (Accession No. 0000940394-17-001476).

Calvert Tax Free Bond Fund
Calvert Unconstrained Bond Fund